Exhibit 10.4

                         MORTGAGE, SECURITY AGREEMENT,
                FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION

         (THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS)

             A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE
            ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS MORTGAGE

                                      FROM

                              CEP-M PURCHASE, LLC
                         Organizational Identification
                                Number:  4848558
                             (Mortgagor and Debtor)

                                       TO

                        AMEGY BANK NATIONAL ASSOCIATION,
                              AS COLLATERAL AGENT
                         (Mortgagee and Secured Party)

                                   EFFECTIVE
                               NOVEMBER 19, 2010

For purposes of filing this Mortgage as a financing statement, the mailing address of Mortgagor is 11038 Highland Blvd., Suite 400, Highland, Utah 84003,
Attn: Brent M. Cook, and the mailing address of Mortgagee is 4400 Post Oak Parkway, 4th Floor, Houston, Texas 77027, Attn: Energy Lending Dept.


This  instrument,  prepared  by  David  G.  Dunlap,  JACKSON WALKER L.L.P., 1401
McKinney Street, Suite 1900, Houston, Texas 77010, 713-752-4200, contains after-acquired property provisions and covers future advances and proceeds to the fullest extent allowed by applicable law.

ATTENTION OF RECORDING OFFICER: This instrument is a mortgage of both real and personal property and is, among other things, a Security Agreement and Financing Statement under the Uniform Commercial Code. This instrument creates a lien on rights in or relating to lands of Mortgagor which are described in such Exhibit A hereto or in documents described in Exhibit A.

                    RECORDED DOCUMENT SHOULD BE RETURNED TO:
                             JACKSON WALKER L.L.P.
                        1401 McKinney Street, Suite 1900
                             Houston, Texas  77010
                              Attn.: Donna Gatliff


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                         MORTGAGE, SECURITY AGREEMENT,
                FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION

         (THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS)

                    A POWER OF SALE HAS BEEN GRANTED IN THIS
               MORTGAGE.  A POWER OF SALE MAY ALLOW THE MORTGAGEE
               TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT
              GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT
                      BY THE MORTGAGOR UNDER THIS MORTGAGE

This Mortgage, Security Agreement, Financing Statement, and Assignment of Production (this "Mortgage") is executed pursuant to the Credit Agreement dated effective November 19, 2010, by and among CEP-M PURCHASE, LLC, a Delaware limited liability company (herein, "Mortgagor"), Amegy Bank National Association, a national banking association, in its capacity as Agent for the lenders party thereto and certain other parties under certain circumstances, and the lenders party thereto (as amended, restated, or supplemented from time to time, the "Credit Agreement"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Mortgagor, acting herein by and through its proper officer who has heretofore been duly authorized, and with its principal office in Highland, Utah, and the mailing address for which, for purposes hereof, is 11038 Highland Blvd., Suite 400, Highland, Utah 84003, Attn: Brent M. Cook, hereby agrees as follows:

                                   ARTICLE 1

                                     GRANT

1.1 Lien. Mortgagor, for valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the debt hereinafter mentioned, has granted, bargained, sold, conveyed, transferred and assigned, and by these presents does grant, bargain, sell, convey, transfer and assign, to AMEGY BANK NATIONAL ASSOCIATION, the banking quarters for which are in Houston, Harris County, Texas, and the mailing address for which, for purposes hereof, is 4400 Post Oak Parkway, 4th Floor, Houston, Texas 77027, in its capacity as collateral agent for the lenders party to the Credit Agreement and any additional Secured Creditors (in such capacity, "Mortgagee"), the following described Property located in the State of Wyoming (the "State") with Power of Sale:

(a) all right, title, and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in and to the leases, rights of way, easements, or other documents described in Exhibit A attached hereto and incorporated herein for all purposes, without regard to any surface acreage and/or depth limitations set forth in Exhibit A, and all renewals and extensions thereof and all new leases, rights of way, easements or other documents (i) in which an interest is acquired by Mortgagor after the termination or expiration of any lease, right of way, easement or other document described in Exhibit A and (ii) that


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covers  all  or  any  part  of  the  Property  described  in and covered by such terminated or expired lease, right of way, easement or other document, to the extent, and only to the extent, such new leases, rights of way, easements or other documents may cover such Property (all of the foregoing in this paragraph
(a)  being  the  "Leases");

(b) all right, title, and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in and to the lands subject to the Leases or otherwise described in Exhibit A (the "Lands"), including, without limitation, the oil, gas, mineral and leasehold estates in and to the Lands, without regard to any surface acreage and/or depth limitations set forth in Exhibit A;

(c) all right, title, and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in and to any of the oil, gas, and minerals in, on, or under the Lands, including, without limitation, all contractual rights, fee interests, leasehold interests, overriding royalty interests, non-participating royalty interests, mineral interests, production payments, net profits interests, or any other interest measured by or payable out of production of oil, gas, or other minerals from the Leases and/or Lands;

(d) all of the foregoing interests of Mortgagor as such interests may be enlarged by the discharge of any payments out of production or by the removal of any charges or encumbrances;

(e) all right, title, and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Exhibit A, to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any right, title, and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in and to all or any portion of the Leases and/or the Lands, and all units created by any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or other official acts of any Governmental Authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Leases and/or the Lands;

(f) all right, title, and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in, to, and under or derived from all presently existing and future advance payment agreements, oil, casinghead gas, and gas sales, exchange, and processing contracts and agreements, including, without limitation, those contracts and agreements that are described on Exhibit A, if any, to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Leases and/or the Lands; and

(g) all right, title, and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in, to, and under or derived from all


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existing  and  future  permits,  licenses,  easements,  and  similar  rights and privileges that relate to or are appurtenant to any of the Leases and/or the Lands.

1.2 Security Interest. Mortgagor, for the same consideration, hereby grants to Mortgagee a continuing security interest in all improvements and all personal Property of any kind or character defined in and subject to the provisions of the Uniform Commercial Code in effect in the State as of the date hereof (the "UCC"), including, without limitation, the proceeds and products from any and all of such improvements and personal Property, as well as any and all "as-extracted collateral" as such term is defined in the UCC, whether now owned and existing or hereafter acquired or arising, and situated on any of the Lands, including, but not limited to, pipe, casing, tubing, rods, storage tanks, boilers, loading racks, pumps, foundations, warehouses, and all other personal Property and equipment of every kind and character upon, incident, appurtenant, or belonging to and used in connection with the interest of Mortgagor, whether now owned and existing or hereafter acquired or arising, in the Lands and/or the Leases, including all oil, gas, and other minerals produced or to be produced to the account of Mortgagor from the Lands and all accounts receivable, general intangibles, and contract rights of Mortgagor in connection with the Lands and/or the Leases and all proceeds, products, substitutions, and exchanges thereof (the Lands, the Leases, and the real and personal Property interests described above in this Article 1 being the "Mortgaged Property").

1.3 Assignment of Security. Mortgagor, for the same consideration, hereby grants to Mortgagee any and all rights of Mortgagor to Liens securing payment of proceeds from the sale of production from the Mortgaged Property.

1.4 After-Acquired Property. Mortgagor, for the same consideration, hereby grants, bargains, sells, conveys, transfers, and assigns to Mortgagee a continuing security interest in, as the case may be, all additional right, title, or interest which Mortgagor may hereafter acquire or become entitled to in the interests, Properties, Lands, Leases, and premises aforesaid, and in the oil, gas, or other minerals in and under or produced from or attributable to any of the Lands or Leases, which additional right, title, and interest, when acquired, shall constitute "Mortgaged Property," the same as if expressly described and conveyed herein.

1.5 Habendum. TO HAVE AND TO HOLD all and singular the Mortgaged Property and all other Property which, by the terms hereof, has or may hereafter become subject to the Liens of this Mortgage, together with all rights, hereditaments, and appurtenances in anywise belonging to Mortgagee, its successors and assigns forever.

                                   ARTICLE 2

                              INDEBTEDNESS SECURED

This conveyance is made to secure and enforce the payment of the following indebtedness, obligations, and liabilities:

2.1 Specific Obligations. The Obligations, including, without limitation, the indebtedness evidenced by the Credit Agreement and the Notes executed by Mortgagor in the face amount of up to SEVENTY-FIVE MILLION DOLLARS ($75,000,000), bearing interest at


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a  variable  rate  and payable as therein provided and as provided in the Credit
Agreement, with the last of the Obligations under the Credit Agreement and the other Loan Documents to mature on the Commitment Termination Date (which is currently November 19, 2013), and all obligations of Mortgagor under Commodity Hedge Agreements or Interest Rate Hedge Agreements with Secured Third Party Hedge Counterparties.

2.2 Revolving Line of Credit. This Mortgage is intended to secure, in part, a revolving credit line as set forth in the Credit Agreement. If intermediate paydowns by Mortgagor on such revolving line of credit reduce the outstanding Indebtedness to zero, it is intended that the Liens created under this Mortgage shall remain in full force and effect as long as any Commitment exists.

2.3 Indebtedness. The word "Indebtedness" whenever used in this Mortgage shall refer to all present and future debts, obligations, and disabilities described or referred to in this Article 2.

                                   ARTICLE 3

                                   WARRANTIES

3.1 Warranty of Title. Mortgagor hereby binds itself, its legal representatives, successors, and assigns, to warrant and forever defend all and singular the Mortgaged Property to the Mortgagee and the successors and assigns of the Mortgagee forever against every Person whomsoever lawfully claiming or to claim the same or any part thereof. Notwithstanding that this Mortgage covers all of the right, title, and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in and to the Mortgaged Property, Mortgagor, for itself, its legal representatives, successors, and assigns, further covenants, represents, and warrants that Mortgagor has good and marketable title to the Mortgaged Property and that the interests of Mortgagor in and to the Leases and/or Lands described in Exhibit A are not greater than the working interest nor less than the net revenue interest, overriding royalty interest, net profit interest, production payment interest, royalty interest, or other interest payable out of or measured by production set forth in connection with each oil and gas well described in Exhibit A. In the event Mortgagor owns any other or greater interest, such additional interest is nonetheless included in, covered by, and subject to the liens and security interests created by this Mortgage.

3.2 Additional Warranties. For the same consideration, Mortgagor, for itself, its legal representatives, successors, and assigns, covenants, represents, and warrants that:

(a) Leases in Effect. All of the Leases specifically described in Exhibit A are in full force and effect. To Mortgagor's knowledge, all covenants, express or implied, in respect of the Leases specifically described in Exhibit A, or of any assignment of any of such Leases, which may affect the validity of any of such Leases, have been performed.

(b) Interests Free of Liens. The interests of Mortgagor in the Mortgaged Property are free and clear of all Liens except Permitted Liens. All


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gross  production  taxes  and all taxes as to which nonpayment could result in a
Lien  against  any  of  the  Mortgaged  Property  have  been  paid.

                                   ARTICLE 4

                             COVENANTS OF MORTGAGOR

In consideration of the Indebtedness, Mortgagor, for itself, its legal representatives, successors, and assigns, covenants and agrees as follows:

4.1 Maintenance of Leases. Mortgagor will, in accordance with Mortgagor's normal course of business and to the extent that a reasonably prudent operator would do so, keep and continue all Leases, estates, and interests herein described and all contracts and agreements relating thereto in full force and effect in accordance with the terms thereof and will not permit the same to lapse or otherwise become impaired for failure to comply with the obligations thereof, whether express or implied. In this connection, Mortgagor shall not release any of the Leases without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, conditioned or delayed, except as provided otherwise in the Credit Agreement or in accordance with the reasonably prudent operator standard.

4.2 Maintenance of Property. Mortgagor will keep and maintain all improvements, personal Property, and equipment now or hereafter situated on the Lands and constituting a portion of the Mortgaged Property and used or obtained in connection therewith in good repair and condition, ordinary wear and tear excepted, and will not tear down or remove the same or permit the same to be torn down or removed without the prior consent of Mortgagee, which consent shall not be unreasonably withheld, conditioned or delayed, except in the usual course of operations as may be required for replacement when otherwise in compliance with the provisions of this Mortgage and the Credit Agreement.

4.3 Pooling or Unitization. Except as required by law, rule or regulation, Mortgagor will not, without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld or delayed, pool or unitize all or any part of the Mortgaged Property where the pooling or unitization would result in the diminution of the net revenue interest of Mortgagor in production from the pooled or unitized lands attributable to the Mortgaged Property constituting a portion of such pooled or unitized lands. As soon as reasonably practical after the formation of any pool or unit in accordance herewith, Mortgagor will furnish to Mortgagee a conformed copy of the pooling agreement, declaration of pooling, or other instrument creating the pool or unit. The interest of Mortgagor included in any pool or unit attributable to the Mortgaged Property or any part thereof shall become a part of the Mortgaged Property and shall be subject to the Liens hereof in the same manner and with the same effect as though the pool or unit and the interest of Mortgagor therein were specifically described in Exhibits A. In the event any proceedings of any Governmental
Authority which could result in pooling or unitizing all or any part of the Mortgaged Property are commenced, Mortgagor shall give prompt written notice thereof to Mortgagee. Any pooling or unitization of all or any part of the Mortgaged Property in violation of this Section shall be of no force or effect against the Mortgagee.

4.4 Operation of Mortgaged Property. Mortgagor will operate or, to the extent that the right of operation is vested in others, will exercise its best efforts to cause the operator to operate the Mortgaged Property and all wells now or hereafter located thereon continuously and in a prudent and workmanlike manner in accordance with the customary industry standards of the field and in accordance with all applicable Requirements of Law. Mortgagor will comply with all material terms and conditions of the Leases and each assignment or contract obligating Mortgagor in any way with respect to the Mortgaged Property; but nothing herein shall be construed to empower Mortgagor to bind the Mortgagee to any contract or obligation or render the Mortgagee in any way responsible or liable for bills or obligations incurred by Mortgagor.

4.5 Compliance with Operating Agreements. Mortgagor agrees to promptly pay all bills for labor and materials incurred in the operation of the Mortgaged Property and will promptly pay its share of all costs and expenses incurred under any joint operating agreement affecting the Mortgaged Property or any portion thereof; except to the extent contested in good faith and as to which an adequate reserve in accordance with GAAP has been established or unless failure to pay would not reasonably be expected to result in a Material Adverse Effect; will furnish Mortgagee, as and when reasonably requested by Mortgagee, full information as to the status of any joint account maintained with others under any such operating agreement; will not take any action to incur any liability or Lien thereunder (other than Permitted Liens), except to the extent contested in good faith and as to which an adequate reserve in accordance with GAAP has been established.

4.6 Access to Mortgaged Property. Mortgagor will permit Mortgagee and its accredited agents, representatives, attorneys and employees, at the expense of Mortgagor, during reasonable business hours upon five (5) Business Days prior written notice to Mortgagor, to go upon, examine, inspect, conduct environmental audits and other testing of, and remain on, the Mortgaged Property, and to go upon the derrick floor of any well at any time drilled or being drilled thereon, and will furnish Mortgagee, upon Mortgagee's reasonable request, all pertinent information regarding the development and operation of the Mortgaged Property. Notwithstanding the foregoing, such inspection by Mortgagee and its accredited agents, representatives, attorneys and employees shall be at their sole risk and expense.

4.7 Waivers. Mortgagor hereby expressly waives, to the full extent permitted by applicable law, any and all rights or privileges of marshaling of assets, sale in inverse order of alienation, notices, appraisements, redemption, and any prerequisite in the event of foreclosure of the Liens created herein. Mortgagee at all times shall have the right to release any part of the Mortgaged Property now or hereafter subject to the Liens of this Mortgage, any part of the proceeds of production or other income herein or hereafter assigned or pledged, or any other security it now has or may hereafter have securing the Indebtedness, without releasing any other part of the Mortgaged Property, proceeds, or income, and without affecting the Liens hereof as to the part or parts of the Mortgaged Property, proceeds, or income not so released or the right to receive future proceeds and income.

4.8 Compliance with Laws. Mortgagor will comply, in all material respects, with all Requirements of Law applicable to the Mortgaged Property and the operations conducted thereon, including, without limitation, the Natural Gas Policy Act of 1978, as amended, and Environmental Laws; and cause all employees, crew members, agents, contractors, sub-contractors, and future lessees (pursuant to appropriate lease provisions) of Mortgagor, while such Persons are acting within the scope of their relationship with Mortgagor, to comply, in all material respects, with all such Requirements of Law as may be necessary or appropriate to enable Mortgagor to so comply.

4.9 Hazardous Substances Indemnification. MORTGAGOR HEREBY INDEMNIFIES AND HOLDS MORTGAGEE, ITS SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, AND AFFILIATES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES, FINES, PENALTIES, CHARGES, ADMINISTRATIVE AND JUDICIAL PROCEEDINGS AND ORDERS, JUDGMENTS, REMEDIAL ACTIONS, REQUIREMENTS AND ENFORCEMENT ACTIONS OF ANY KIND, AND ALL COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND EXPENSES), ARISING DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, FROM (A) THE PRESENCE OF ANY HAZARDOUS SUBSTANCES ON, UNDER, OR FROM ANY MORTGAGED PROPERTY, WHETHER PRIOR TO OR DURING THE TERM HEREOF, (B) ANY ACTIVITY CARRIED ON OR UNDERTAKEN ON OR OFF ANY MORTGAGED PROPERTY, WHETHER PRIOR TO OR DURING THE TERM HEREOF, AND WHETHER BY MORTGAGOR OR ANY PREDECESSOR IN TITLE, EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF MORTGAGOR OR ANY OTHER PERSON AT ANY TIME OCCUPYING OR PRESENT ON ANY MORTGAGED PROPERTY, IN CONNECTION WITH THE HANDLING, TREATMENT, REMOVAL, STORAGE, DECONTAMINATION, CLEANUP, TRANSPORTATION, OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES AT ANY TIME LOCATED OR PRESENT ON OR UNDER SUCH PROPERTY, (C) ANY RESIDUAL CONTAMINATION ON OR UNDER ANY MORTGAGED PROPERTY, (D) ANY CONTAMINATION OF ANY MORTGAGED PROPERTY OR NATURAL RESOURCES ARISING IN CONNECTION WITH THE GENERATION, USE, HANDLING, STORAGE, TRANSPORTATION, OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE BY MORTGAGOR OR ANY EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF MORTGAGOR WHILE SUCH PERSONS ARE ACTING WITHIN THE SCOPE OF THEIR RELATIONSHIP WITH MORTGAGOR, IRRESPECTIVE OF WHETHER ANY OF SUCH ACTIVITIES WERE OR WILL BE UNDERTAKEN IN ACCORDANCE WITH APPLICABLE REQUIREMENTS OF LAW, OR (E) THE PERFORMANCE AND ENFORCEMENT OF THIS MORTGAGE OR ANY OTHER ACT OR OMISSION IN CONNECTION WITH OR RELATED TO THIS MORTGAGE OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, ANY OF THE FOREGOING IN THIS SECTION ARISING FROM NEGLIGENCE (BUT EXCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT), WHETHER SOLE OR CONCURRENT, ON THE PART OF MORTGAGEE OR ANY OF ITS SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, OR AFFILIATES; WITH THE FOREGOING INDEMNITY SURVIVING SATISFACTION OF THE INDEBTEDNESS, THE TERMINATION OF THE CREDIT AGREEMENT, AND
THE  RELEASE  OF  THE  LIENS  CREATED  HEREBY.

4.10 Site Assessments. Mortgagee (by its officers, employees and agents) at any time and from time to time, either prior to or after the occurrence of an Event of Default, may contract, at the expense of Mortgagor, for the services of Persons (the "Site Reviewers") to perform environmental site assessments and other tests ("Site Assessments") on all or any portion of the Mortgaged Property for the purpose of determining whether any environmental condition exists on any Mortgaged Property which could reasonably be expected to result in any liability, cost, or expense to Mortgagee or any owner, occupier, or operator of such Mortgaged Property. The Site Assessments may be performed at any time or times, upon reasonable notice,


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and under reasonable conditions established by Mortgagor which do not impede the performance of the Site Assessments. The Site Reviewers are hereby authorized to enter upon all or any portion of the Mortgaged Property for such purposes. The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of Hazardous Substances on the Mortgaged Property and such other tests on the Mortgaged Property as may be reasonably necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Mortgagor will supply to the Site Reviewers such historical and operational information regarding the Mortgaged Property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. On request, Mortgagee shall make the results of such Site Assessments available to Mortgagor, which, prior to an Event of Default, may at its election participate under reasonable procedures in the direction of such Site Assessments and the description of tasks of the Site Reviewers. The cost of performing all Site Assessments shall be paid by Mortgagor upon demand of Mortgagee and any such obligations shall be Indebtedness secured by this Mortgage.

4.11 Performance of Gas Contracts. Mortgagor will perform and observe in all material respects all of its obligations under each contract relating to the sale of gas produced from or attributable to the Mortgaged Property and will not, except in good faith and as the result of arm's length negotiations and with prior written notice to Mortgagee, change, modify, amend or waive any of the material terms or provisions of any such contract or take any other action which would release any other party from its obligations or liabilities under any such contract.

4.12 Covenants Running with the Land. All covenants and agreements herein contained shall constitute covenants running with the Land.

                                   ARTICLE 5

                            DEFEASANCE, FORECLOSURE
                               AND OTHER REMEDIES

5.1 Defeasance. Should the Commitment terminate and the Indebtedness be paid, as the same becomes due and payable, and should Mortgagor duly observe and perform all of the covenants, conditions, and agreements herein and in all other Loan Documents provided to be observed and performed by Mortgagor, then the conveyance of the Mortgaged Property shall become of no further force and effect, and, at the expense of Mortgagor, the Lien granted hereunder shall be released, without recourse or warranty. The Mortgagee will, at Mortgagor's expense, execute and deliver to Mortgagor all releases and other instruments reasonably requested by Mortgagor for the purpose of evidencing the release and discharge of the Lien and security interest granted hereunder. Otherwise, it shall remain in full force and effect.

5.2 Events of Default. The occurrence and continuance of any Event of Default under the Credit Agreement, any default by Mortgagor under any relevant Commodity Hedge Agreement or Interest Rate Hedge Agreement, or the sale of any Mortgaged Property (other than the sale of hydrocarbons permitted by the Credit Agreement and other sales permitted by the Credit Agreement) without the prior written consent of the Mortgagee shall constitute an Event of Default under this Mortgage.

5.3     Acceleration  and  Exercise  of  Power  of  Sale.

(a) Upon the occurrence and continuance of an Event of Default specified in Sections 7.1(f) or 7.1(g) of the Credit Agreement, the aggregate principal amount of all Indebtedness then outstanding and all interest accrued thereon shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest, default or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, all of which are hereby expressly waived by Mortgagor to the full extent permitted by applicable law. Upon the occurrence and continuance of any other Event of Default, Mortgagee may declare the aggregate principal amount of all Indebtedness then outstanding and all interest accrued thereon immediately due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of protest, default or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, all of which are hereby expressly waived by Mortgagor to the full extent permitted by applicable law.

(b) Upon the occurrence and continuance of any Event of Default or at any time thereafter while the Indebtedness or any part thereof remains unpaid, Mortgagee may proceed to enforce this Mortgage in accordance with applicable laws of the State.

5.4 Rights as Secured Party. Upon the occurrence and continuance of any Event of Default, Mortgagee shall be entitled to all of the rights, powers, and remedies afforded a secured party by the UCC with respect to the personal Property, fixtures, and as-extracted collateral in which Mortgagee has been granted a security interest hereby, or Mortgagee may proceed in accordance with the provisions hereof as to both the real and personal Property covered hereby.

5.5 Application of Proceeds of Sale. Except as otherwise provided in the Credit Agreement, the Mortgagee is authorized to receive the proceeds of each sale of Mortgaged Property and apply the same as follows:

FIRST: to the payment of all necessary costs and expenses incident to the enforcement of this Mortgage;

SECOND: to any and all Indebtedness then hereby secured, application to be made in such order and in such manner as Mortgagee may, in its discretion, elect;

THIRD:  the  balance,  if  any,  to  Mortgagor  or  its  successors  or assigns.

5.6 Statements by Mortgagee. It is agreed that in any deed or deeds given by the Mortgagee any and all statements of fact or other recitals therein made as to the identity of the holder or holders of the Indebtedness, or as to default in the payments thereof or any part thereof, or as to the breach of any covenants herein contained, or as to the request to sell, notice of sale, time, place, terms and manner of sale, and receipt, application, and distribution of the money realized therefrom, or as to the due and proper appointment of a substitute Mortgagee, and, without being limited by the foregoing, as to any other or additional act or thing having been done by Mortgagee, shall be taken by all courts of law and equity as prima facie evidence that the statements or recitals state facts and are without further question to be so accepted. Mortgagor does hereby ratify and confirm any and all acts that the Mortgagee may lawfully do in the premises by virtue of the terms and conditions of this Mortgage.

5.7 Suit to Collect and Foreclose. Mortgagee, at its election, may proceed by suit or suits, at law or in equity, to enforce the payment of the Indebtedness in accordance with the terms hereof and of the notes, guaranties, or other documents evidencing it, and to foreclose the Lien of this Mortgage as against all or any portion of the Mortgaged Property and to have such Property sold under the judgment or decree of a court of competent jurisdiction.

5.8 Mortgagee as Purchaser. Mortgagee may be a purchaser of all or any portion of the Mortgaged Property at any sale thereof, whether such sale be under the power of sale hereinabove vested in the Mortgagee, upon any other foreclosure of the Lien hereof, or otherwise. Mortgagee so purchasing shall, upon any such purchase, acquire title to the Mortgaged Property so purchased, free of the Lien of this Mortgage and free of all rights of redemption in Mortgagor.

5.9 Entry and Operation. Upon the occurrence and continuance of any Event of Default, then in each and every such case and in addition to the other rights and remedies hereunder, the Mortgagee, whether or not the Indebtedness shall have become due and payable, may, but shall not be obligated to, enter into and upon and take possession of all or any portion of the Mortgaged Property and may exclude Mortgagor, its agents and servants wholly therefrom and have, hold, use, operate, manage, and control all or any portion of the Mortgaged Property and produce the oil, gas, and other minerals therefrom and market the same, all at the sole risk and expense of Mortgagor and at the expense of the Mortgaged
Property, applying the net proceeds so derived, first, to the cost of maintenance and operation of such Mortgaged Property; second, to the payment of the Indebtedness, application to be made first to interest and then to principal; and the balance thereof, if any, shall be paid to Mortgagor. Upon such payment of all such costs and Indebtedness, the Mortgaged Property shall be returned to Mortgagor in its then condition, and the Mortgagee shall not be liable to Mortgagor for any damage or injury to the Mortgaged Property except such as may be caused through the fraud, willful misconduct or gross negligence of the Mortgagee.

5.10 Power of Attorney to Mortgagee. Mortgagor does hereby designate Mortgagee as the agent of Mortgagor to act in the name, place, and stead of Mortgagor in the exercise of each and every remedy set forth herein and in conducting any and all operations and taking any and all action reasonably necessary to do so, recognizing such agency in favor of Mortgagee to be coupled with the interests of Mortgagee under this Mortgage and, thus, irrevocable so long as this Mortgage is in force and effect.

5.11 Remedies Cumulative and Non-Exclusive. The rights of entry, sale, or suit, as hereinabove or hereinafter conferred, are cumulative of all other rights and remedies herein or by law or in equity provided, and shall not be deemed to deprive Mortgagee of any such other legal or equitable rights or remedies, by judicial proceedings or otherwise, appropriate to enforce the conditions, covenants, and terms of this Mortgage and the other Loan Documents. The employment of any remedy hereunder or otherwise shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

5.12 Special Provisions Applicable to Mortgaged Property in Wyoming. As to that portion of the Mortgaged Property located in the State of Wyoming, Mortgagee shall have the right to proceed pursuant to law to foreclose and sell the Mortgaged Property either by advertisement and sale as provided in the laws of the State of Wyoming or by court action, and out of the proceeds of such sale, Mortgagee shall pay all sums due hereunder, together with all costs of sale and foreclosure, including, without limitation, reasonable attorneys' fees. Notwithstanding any other provisions of this Mortgage, the manner of such foreclosure by advertisement and sale shall be as provided for by Wyoming law.

                                   ARTICLE 6

                            ASSIGNMENT OF PRODUCTION

6.1 Assignment. In addition to the conveyance to the Mortgagee herein made, Mortgagor does hereby transfer, assign, deliver and convey unto Mortgagee, its successors and assigns, all of the oil, gas, and other minerals produced, saved, or sold from the Mortgaged Property and attributable to the interests of Mortgagor therein subsequent to 7:00 a.m. on the first day of the month in which this Mortgage is executed, together with the proceeds of any sale thereof. Mortgagor hereby directs any purchaser now or hereafter taking any production from the Mortgaged Property to pay to Mortgagee such proceeds derived from the sale thereof and to continue to make payments directly to Mortgagee until notified in writing by Mortgagee to discontinue the same. The purchaser of any such production shall not be required to see to the application of the proceeds thereof by Mortgagee, and payment made to Mortgagee shall be binding and conclusive as between such purchaser and Mortgagor. Mortgagor further agrees to perform all such acts and to execute all such further assignments, transfer and division orders, and other instruments as may be required or desired by Mortgagee or any other party to have such proceeds and revenues so paid to Mortgagee.

6.2 Postponement of Payment. For its convenience, Mortgagee has elected not to exercise immediately its right to receive payment to it directly of the proceeds of any sale of the oil, gas and other minerals produced or sold from the Mortgaged Property and the purchasers may continue to make such payment or delivery of the proceeds to Mortgagor until such time as Mortgagor and the purchasers have received notice that an Event of Default has occurred and is continuing, and that the purchasers are directed to make payment or delivery of the proceeds directly to Mortgagee. Such failure by Mortgagee to exercise its rights immediately shall not in any way waive the right of Mortgagee to receive any of the proceeds, or to make any such demand, or to affect any such assignment as to any proceeds not theretofore paid or delivered to Mortgagor. In this regard, if any of the proceeds are paid or delivered directly to Mortgagee and then, at the request of Mortgagee, the proceeds are, for a period or periods of time, paid or delivered to Mortgagor, Mortgagee shall nevertheless have the right, effective upon written notice, to require that future proceeds be again paid or delivered directly to it. Mortgagee shall never be required to send any such notice to all purchasers, and may direct such notice only to those purchasers as it may, in its discretion, desire. It shall never be necessary for Mortgagee to institute legal proceedings to enforce the assignment of hydrocarbons, proceeds, or other rents, profits, or income contained in this instrument. It shall not be necessary for Mortgagee to obtain possession of the Mortgaged Property as a prerequisite to Mortgagee's right to collect or receive any hydrocarbons, other minerals, proceeds, or other rents, profits, or income assigned to Mortgagee under this instrument. Mortgagor and Mortgagee expressly agree and it is the express intention of Mortgagor and Mortgagee that in no event will any reduction in the obligations be measured by the fair market value of the hydrocarbons, other minerals, proceeds, or other rents, profits, or income assigned to Mortgagee under this instrument.

6.3 Change of Purchaser. Should any purchaser taking the production from the Mortgaged Property fail to make prompt payment to Mortgagee in accordance with the provisions of Section 6.1, Mortgagee shall have the right, at the expense of Mortgagor, to demand a change of connection and to designate another purchaser with whom a new connection may be made, without any liability on the part of Mortgagee in making such selection, so long as ordinary care is used in the making thereof. Promptly upon such demand, Mortgagor shall take all necessary and appropriate action to effect such change of connection.

6.4 Application of Proceeds. Mortgagor authorizes and empowers Mortgagee to receive, hold, and collect all sums of money paid to Mortgagee in accordance with the provisions of Section 6.1, and to apply the same as hereinafter provided, all without any liability or responsibility on the part of Mortgagee, save and except as to good faith in so receiving and applying such sums.
Mortgagee may apply all sums received by Mortgagee pursuant to Section 6.1 to the payment of the Indebtedness, application to be made in such manner as Mortgagee may elect, regardless of whether the application so made shall exceed the payments of principal and interest then due as provided in the Loan Documents. After such application has been so made by Mortgagee, the balance of any such sums shall be paid to Mortgagor.

6.5 No Postponement of Installments on Indebtedness. It is understood and agreed that should such payments provided for by Section 6.1 be less than the sum or sums then due on the Indebtedness, such sum or sums then due shall nevertheless be paid by Mortgagor in accordance with the provisions of the Loan Documents, and neither the assignment made pursuant to Section 6.1 nor any other provisions hereof shall in any manner be construed to affect the terms and provisions of the Loan Documents. Likewise, neither the assignment made pursuant to Section 6.1 nor any other provisions hereof shall in any manner be construed to affect the Liens, rights, title, and remedies herein granted securing the Indebtedness or the liability of Mortgagor therefor. The rights under this Article 6 are cumulative of all other rights, remedies, and powers granted under this Mortgage and are cumulative of any other security which Mortgagee now holds or may hereafter hold to secure the payment of the Indebtedness.

6.6 Turnover to Mortgagee. Should Mortgagor receive any of the proceeds of any sale of oil, gas, or other minerals produced, saved, or sold from the Mortgaged Property, which under the terms hereof should have been remitted to Mortgagee, Mortgagor will immediately remit same in full to Mortgagee.

6.7 Release of Proceeds Upon Payment of Indebtedness. Upon payment in full of all Indebtedness and the termination of the Commitment, the remainder of such proceeds held by Mortgagee, if any, shall be paid over to Mortgagor upon demand, and a release of the interest hereby assigned will be made, without recourse or warranty, by Mortgagee to Mortgagor at its request and its expense.

6.8 Duty of Mortgagee. Mortgagee shall not be liable for any failure to collect, or for any failure to exercise diligence in collecting, any funds assigned hereunder. Mortgagee shall be accountable only for funds actually received.

6.9 Power of Attorney to Mortgagee. Mortgagor does hereby designate Mortgagee as the agent of Mortgagor to act in the name, place, and stead of Mortgagor for the purpose of taking any and all actions deemed by Mortgagee necessary for the realization by Mortgagee of the benefits of the assignment of production provided herein, recognizing such agency in favor of Mortgagee to be coupled with the interests of Mortgagee under this Mortgage and, thus, irrevocable so long as this Mortgage is in force and effect.

                                   ARTICLE 7

                                 MISCELLANEOUS

7.1 Further Assurances. Upon request of Mortgagee, Mortgagor will promptly correct any defects, errors, or omissions in the execution or acknowledgment of this Mortgage or any other Loan Document, and execute, acknowledge, and deliver such other assurances and instruments as shall, in the opinion of Mortgagee, be reasonably necessary to fulfill the terms of this Mortgage.

7.2 Interest. Any provision in any document that may be executed in connection herewith to the contrary notwithstanding, Mortgagee shall in no event be entitled to receive or collect, nor shall any amounts received hereunder be credited so that Mortgagee shall be paid, as interest a sum greater than that authorized by law. If any possible construction of this Mortgage or any Loan Document seems to indicate any possibility of a different power given to Mortgagee or any authority to ask for, demand, or receive any larger rate of interest, this clause shall override and control, and proper adjustments shall be made accordingly.

7.3 Agreement as Entirety. This Mortgage, for convenience only, has been divided into Articles, Sections, and subsections. The rights, powers, privileges, duties, and other legal relations of Mortgagor and Mortgagee shall be determined from this Mortgage as an entirety and without regard to the aforesaid division into Articles, Sections, and subsections and without regard to headings affixed to such Articles, Sections, or subsections.

7.4 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural, and the plural shall likewise be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine, and neuter when such construction is appropriate; and specific enumeration shall not exclude the general, but shall be construed as cumulative.

7.5 Rights and Remedies Cumulative. All rights, powers, immunities, remedies, and Liens of Mortgagee existing and to exist hereunder or under any other instruments or at law or in equity and all other or additional security shall be cumulative and not exclusive, each of the other. Mortgagee shall, in addition to the rights and remedies herein expressly provided, be entitled to such other remedies as may now or hereafter exist at law or in equity for securing and collecting the Indebtedness, for enforcing the covenants herein, and for foreclosing the Liens hereof. Resort by Mortgagee to any right or remedy provided for hereunder or at law or in equity shall not prevent concurrent or subsequent resort to the same or any other right or remedy. No security heretofore, herewith, or subsequently taken by Mortgagee shall in any manner impair or affect the security given by this Mortgage or any security by endorsement or otherwise presently or previously given; and all security shall be taken, considered, and held as cumulative.

7.6 Parties in Interest. This Mortgage shall be binding upon the parties and their respective heirs, administrators, legal representatives, successors, and assigns and shall inure to the benefit of the Mortgagee and its legal representatives, successors, and assigns. The terms used to designate any of the parties herein shall be deemed to include the heirs, administrators, legal representatives, successors, and assigns of such parties.

7.7 Supplements. Without in any manner limiting the effect of Section 1.4 or any other provisions of this Mortgage as to the binding effect of this Mortgage on after-acquired rights of Mortgagor, it is contemplated by the parties hereto that from time to time additional interests and properties may or will be added to the interests and properties subject to the Liens, rights, titles, and interests created by this Mortgage by means of supplemental indentures identifying this Mortgage and describing such interests and properties to be so added and included. Upon the execution of any such supplemental indenture, the Liens, rights, titles, and interests created herein shall immediately attach to and be effective with respect to any such interests and properties so described, the same as if such interests and properties had been specifically described herein, and such interests and properties being included in the term "Mortgaged Property," as used herein.

7.8 Invalidity. In the event that any one or more of the provisions contained in this Mortgage shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Mortgage or any other Loan Document.

7.9 Construction. All titles or headings to Articles, Sections, subsections, or other divisions of this Mortgage or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, or other divisions, such other content being controlling as to the agreement among the parties hereto. Article, Section, subsection, and Exhibit references herein are to such Articles, Sections, subsections, and Exhibits of this Mortgage unless otherwise specified. The words "hereby," "herein," "hereinabove," "hereinafter," "herein- below," "hereof," and "hereunder" when used in this Mortgage shall refer to this Mortgage as a whole and not to any particular Article, Section, subsection, or provision of this Mortgage.

7.10 Fixtures, Minerals and Accounts. Without in any manner limiting the generality of any of the foregoing hereof, some portions of the personal Property described hereinabove are or are to become fixtures on the Lands. In addition, the security interest created hereby under applicable provisions of the UCC attaches to minerals, including oil and gas, and accounts resulting from the sale thereof, at the wellhead or minehead located on the Lands.

7.11     Financing Statement Filings.  This Mortgage may be filed as provided in
Article 9 of the UCC to assure that the security interests granted by this Mortgage are perfected. In this connection, this Mortgage will be presented to a filing officer under the UCC to be filed in the real estate records of each jurisdiction where any part of the Mortgaged Property is situated as a Financing Statement covering as-extracted collateral (including, without limitation, minerals and the like extracted and to be extracted, as well as all accounts and general intangibles resulting from the sale thereof at the wellhead or minehead) and goods that are or are to become fixtures. Mortgagor, as lessee or fee owner, has an interest of record in the real property described in Exhibit A. Further, Mortgagor authorizes Mortgagee to execute and file at any time and from time to time any initial Financing Statements and amendments thereto in any UCC jurisdiction, pursuant to Article 9 of the UCC, as Mortgagee deems necessary in its sole discretion, in conjunction with this Mortgage, and Mortgagor expressly authorizes execution and filing of such Financing Statements by Mortgagee without need of signature or execution by Mortgagor.

7.12 Addresses. For purposes of filing this Mortgage as a financing statement, the addresses for Mortgagor, as the debtor, and Mortgagee, as the secured party, are as set forth hereinabove.

7.13 Counterparts. For the convenience of the parties, this Mortgage may be executed in multiple counterparts, each of which for all purposes shall be deemed, and may be enforced from time to time as, a chattel mortgage, real estate mortgage, security agreement, assignment or contract, or as one or more thereof. For recording purposes, various counterparts have been executed, and there may be attached to each such counterpart an Exhibit A containing only the description of the Mortgaged Property, or portions thereof, which relates to the county or state in which the particular counterpart is to be recorded. A complete, original counterpart of this Mortgage with a complete Exhibit A may be obtained from Mortgagee. Each of the counterparts hereof so executed shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7.14 No Waiver by Mortgagee. No course of dealing on the part of Mortgagee, its officers or employees, nor any failure or delay by Mortgagee with respect to exercising any of its rights or remedies hereunder shall operate as a waiver thereof nor shall the exercise or partial exercise of any such right or remedy shall preclude the exercise of any other right or remedy.

7.15 Governing Agreement. This Mortgage is made pursuant and subject to the terms and provisions of the Credit Agreement. In the event of a conflict between the terms and provisions of this Mortgage and those of the Credit Agreement, the terms and provisions of the Credit Agreement shall govern and control. The inclusion in this Mortgage of provisions not addressed in the Credit Agreement shall not be deemed a conflict, and all such additional provisions contained herein shall be given full force and effect.

IN WITNESS WHEREOF, this Mortgage is executed on November 18, 2010, but to be effective as of November 19, 2010 immediately following the acquisition by Mortgagor of the Mortgaged Property.

MORTGAGOR/DEBTOR:

CEP-M PURCHASE, LLC

By:  Current Energy Partners Corporation,
     its Manager

     By:  \s\ Brent M. Cook
          Brent M. Cook
          Chief Executive Officer


THE STATE OF TEXAS     S
                       S
COUNTY  OF  HARRIS     S

     The foregoing instrument was acknowledged before me on this 18th day of November, 2010, by Brent M. Cook, as Chief Executive Officer of Current Energy Partners Corporation, the Manager of CEP-M PURCHASE, LLC, a Delaware limited liability company, on behalf of such corporation, as the Manager of such limited liability company.

Witness  my  hand  and  official  seal.



__________________________________________
Notary Public in and for the State of Texas
My commission expires:_____________________